Exhibit 10.9

Vroom, Inc.
Amended and Restated Non-Employee Director Compensation Policy

Adopted May 28, 2020

Amended and Restated June 14, 2022

Non-employee members of the board of directors (the “Board”) of Vroom, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Amended and Restated Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy became effective after the effectiveness of the Company’s initial public offering (the “IPO”) and will remain in effect, as amended, until it is further amended or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors, provided, however, that the terms and conditions of this Policy shall not amend or modify the terms of any equity awards granted to any Non-Employee Director prior to the IPO.

1.
Cash Compensation.
(a)
Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $30,000 for service on the Board.
(b)
Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(i)
Independent Executive Chairperson of the Board. A Non-Employee Director serving as Independent Executive Chairperson of the Board shall receive an additional annual retainer of $20,000 for such service; provided, however, that nothing in this Policy shall be deemed to require the Company to appoint an Independent Executive Chairperson of the Board.
(ii)
Chairperson of the Board. A Non-Employee Director serving as Chairperson of the Board shall receive an additional annual retainer of $10,000 for such service.
(iii)
Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $10,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

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(iv)
Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $5,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $2,500 for such service.
(v)
Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $4,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $2,000 for such service.
(c)
Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.
2.
Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2020 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.
(a)
Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the IPO and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units that have an aggregate fair value on the date of such Annual Meeting of $100,000 (as determined based on the average trading price of the shares of common stock for the ten (10) consecutive trading days immediately preceding the date of grant and with the number of shares of common stock underlying such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(a) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Partial Year Annual Award (as defined below) on the date of such Annual Meeting as well.

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(b)
Partial Year Annual Award. Except as otherwise determined by the Board in its discretion based on factors that the Board deems appropriate (which may include, but are not limited to, the trading price of the shares of common stock, then-current market conditions and prevailing practices in director compensation), each Non-Employee Director who is initially elected or appointed to the Board after the IPO on any date other than the date of an Annual Meeting shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of restricted stock units that have an aggregate fair value on such Non-Employee Director’s Start Date equal to the product of (i) $100,000 (as determined based on the average trading price of the shares of common stock for the ten (10) consecutive trading days immediately preceding the date of grant) and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date (or, if no such Annual Meeting has occurred, the effective date of the Company’s IPO) and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as “Partial Year Annual Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Partial Year Annual Award.
(c)
Start Date Awards. Except as otherwise determined by the Board in its discretion based on factors that the Board deems appropriate (which may include, but are not limited to, the trading price of the shares of common stock, then-current market conditions and prevailing practices in director compensation), each Non-Employee Director who is initially elected or appointed to the Board on or after the date of this Amended and Restated Policy, shall be automatically granted, on the date of such Non-Employee Director’s Start Date, an award of restricted stock units that have an aggregate fair value on such Non-Employee Director’s Start Date equal to $100,000 (as determined based on the average trading price of the shares of common stock for the ten (10) consecutive trading days immediately preceding the date of grant). The awards described in this Section 2(c) shall be referred to as “Start Date Awards.”
(d)
Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive a Partial Year Annual Award or a Start Date Award pursuant to Section 2(b) or 2(c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.
(e)
Vesting of Awards Granted to Non-Employee Directors. Each Annual Award and Partial Year Annual Award shall vest on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, and each Start Date Award shall vest in equal installments of 1/3 on each of the first, second and third anniversaries of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an Annual Award, Partial Year Annual Award or Start Date Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter. All of a Non-Employee Director’s Annual Awards, Partial Year Annual Awards and

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Start Date Awards, shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time. Notwithstanding any provision in this Policy to the contrary, Non-Employee Directors may elect to defer settlement of all or part of any Annual Awards, Partial Year Annual Awards or Start Date Awards by executing a valid deferral election in a manner that is consistent with the requirements of Treas. Reg. 1.409A-2 and in accordance with any deferral plan, policy or arrangement established by Company (which may provide for the issuance of deferred stock or deferred stock units in lieu of any such fees or awards).

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